Exhibit EX-99 Other

SPARX Asia Funds

Power of Attorney

Each person whose signature appears below hereby constitutes and appoints Hoi Fong and Evan Gartenlaub, and each of them, with full power to act without the other, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments the Registration Statement on Form N-1A of SPARX Asia Funds (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Evan Gartenlaub	President (Principal Executive Officer) and Trustee	December 17, 2007
Evan Gartenlaub

/s/ Hoi Fong	Treasurer (Principal Financial and Accounting Officer) and Secretary	December 17, 2007
Hoi Fong

/s/ Alice T. Kane	Trustee	December 18, 2007
Alice T. Kane

/s/ Rober Straniere	Trustee	December 18, 2007
Robert Straniere

/s/ Jack R. Thompson	Trustee	December 17, 2007
Jack R. Thompson